As filed with the Securities and Exchange
                         Commission on
                         June 3, 1996.

               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8
                    REGISTRATION STATEMENT
                           Under
                 THE SECURITIES ACT OF 1933

                  SANTA BARBARA BANCORP
(Exact name of Registrant as specified in its charter)

                            California
(State or other jurisdiction of incorporation or organization)

                            95-3673456
              (IRS Employer Identification Number)

                   1021 Anacapa Street
                Santa Barbara, California 93101
                    (805) 564-6300
       (Address of Principal Executive Offices)


SANTA BARBARA BANCORP 1996 DIRECTORS STOCK OPTION PLAN
              (Full titles of the Plan)

                        Jay D. Smith, Esq.
                        1021 Anacapa Street
                   Santa Barbara, California 93101
                        (805) 564-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy to:

                      Bruce W. McRoy, Esq.
                      Schramm & Raddue

                   15 West Carrillo Street
                 Santa Barbara, California 93102
                       (805) 963-2044


CALCULATION OF REGISTRATION FEE
Title of each     Amount      Maximum   Proposed    Proposed
class securities  to be       offering  maximum     Amount of
to be registered  registered  price     aggregate   registration
                              per unit  offering    fee
                                        price
Common Stock     150,000    $25.125(1)  $3,768,750(1) $1,299.57

(1)Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(h), based on the average of the high and low prices reported in the consolidated reporting system for Santa Barbara Bancorp
Common Stock as of May 24, 1996.

     Pursuant to Rule 429, the Reoffer Prospectus contained herein relates to the Registration Statements filed by Registrant on April 20, 1983 (File No. 2-83293), on May 7,
1986 (File No. 33-5493), on October 28, 1991 (File No. 33-
43560) and on June 22, 1992 (File No. 33-48724).


Reoffer
Prospectus
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                 SANTA BARBARA BANCORP
                   COMMON STOCK
                (without par value)

       Offered as set forth in this document
            pursuant to the

      SANTA BARBARA BANK & TRUST
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

SANTA BARBARA BANCORP DIRECTORS STOCK OPTION PLAN

SANTA BARBARA BANCORP 1996 DIRECTORS STOCK OPTION PLAN

SANTA BARBARA BANCORP RESTRICTED STOCK OPTION PLAN

   and

SANTA BARBARA BANCORP STOCK OPTION PLAN


This Prospectus covers (a) distributions, offers and/or sales of Common Stock of Santa Barbara Bancorp (the
"Company") from the Santa Barbara Bank & Trust Employee
Stock Ownership Plan and Trust ("ESOP"), the Santa Barbara
Bancorp Stock Option Plan, the Santa Barbara Bancorp
Directors Stock Option Plan, the Santa Barbara Bancorp 1996

Directors Stock Option Plan, and the Santa Barbara Bancorp
Restricted Stock Option Plan to participants in such Plans
(the plans are collectively referred to as the "Plans"), one or more of which Plans may be deemed to be "affiliates" of the Company ; and (b) resales of Common Stock, if any, distributed under the Plans by persons who may be deemed
"affiliates" of the Company.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.



The date of this document is May 22, 1996.


STATEMENT OF AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the
"Exchange Act"), and in accordance therewith the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected, and copies of such material may be obtained at prescribed rates, at the public reference facilities maintained by the Commission in Washington, D.C., and at its New York, Chicago and Los Angeles regional offices.
The addresses of these facilities are as follows:

Securities and Exchange Commission
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

New York Regional Office
Federal Plaza
New York, N.Y. 10007

Chicago Regional Office
Everett McKinley Dirkson Bldg.
219 South Dearborn Street
Room 204
Chicago, Illinois 60604

Los Angeles Regional Office 26
5757 Wilshire Boulevard
Room 1204
Los Angeles, California 90036

     The Company will distribute to its shareholders and to all participants under the Plans (a) annual reports containing financial statements which have been certified by its independent certified public accountants, (b) any quarterly reports that may be distributed to shareholders generally, containing unaudited financial information for the first three quarters of each fiscal year, and (c)

copies of all other reports, proxy statements and other communications distributed to shareholders generally.

     This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration
Statement are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities covered by this Prospectus in any State or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder under any circumstances shall create an implication that there has been no change of the facts set forth in this Prospectus since the date hereof.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information incorporated by reference in the Registration
Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). (See
"Incorporation of Certain Documents" for a description of these documents.) Requests for such information or for additional information about the Company or any of the Plans should be directed to:

                       Clare McGivney
               Assistant Corporate Secretary
                  Santa Barbara Bancorp
                  1021 Anacapa Street
             Santa Barbara, California 93101
                   (805) 564-6300

TABLE OF CONTENTS
Title                                 Page No.

THE COMPANY                              1
SELLING SECURITY HOLDERS                 1
INCORPORATION OF CERTAIN DOCUMENTS       2
MANNER OF DISTRIBUTION                   2
CAPITAL STOCK OF THE COMPANY             3
EXPERTS                                  4
INDEMNIFICATION                          4
APPENDIX A                             A-1
APPENDIX B                             B-1

THE COMPANY


     Santa Barbara Bancorp (the "Company") is a bank holding company organized under the Bank Holding Act of 1957, as amended. It was incorporated under the laws of the State of California on December 7, 1981. The Company owns all of the outstanding shares of the capital stock of Santa Barbara Bank & Trust (the "Bank"). As a bank holding company, the Company is subject to the supervision and regulation of the Board of Governors of the Federal Reserve
System.

     The Bank is a wholly owned, operating subsidiary of the Company. It was incorporated under the laws of the State of California on April 13, 1979, and was licensed by the California State Banking Department and commenced operation as a California state-chartered bank in 1979.
Prior to 1979, the Bank operated as Santa Barbara National
Bank, which commenced operations in 1960. The Bank is subject to regulation by the California Superintendent of Banks and by the Federal Reserve Bank.

     SBBT Service Corporation is a wholly owned subsidiary of the Company ("Service Corporation"). It was incorporated under the laws of the State of California in July 1988. It is engaged in the business of providing interbank courier services and management consulting services to unaffiliated financial institutions throughout the Counties of Santa Barbara, San Luis Obispo and Ventura,
California.

     The principal executive offices of the Company are located at 1021 Anacapa Street, Santa Barbara, California
93101, telephone number (805) 564-6300.


SELLING SECURITY HOLDERS

     This Prospectus covers distributions of Common Stock of the Company from the Plans to participants under the Plans (which may involve offers and/or sales of such Common
Stock to participants). Distributions will not be made at the present time, but will occur in accordance with and at the times established under the Plans.

     This Prospectus also covers the resale by persons who may be deemed "affiliates" of the Company (as that term is defined in Rule 405 under the Securities Act of 1933) of shares of Common Stock that were acquired through distributions from the Plans and the exercise of options granted under the Plans. No such resales are being offered at the present time.

     Appendix A sets forth the names of those participants in the ESOP who may be deemed affiliates of the Company, as well as certain other information regarding the ESOP, all as of the date of the Appendix. Such "affiliated" participants may engage in resales of distributed Common
Stock covered by this Prospectus at some future date, although no such resales are currently planned by these participants. Appendix B lists those affiliates of the Company who propose, as of the date of the Appendix, to resell shares of Common Stock acquired under the Plans pursuant to this Prospectus. The Company will update

Appendix A and Appendix B from time to time to identify those affiliates of the Company who hereafter propose to resell shares of Common Stock acquired under the Plans pursuant to this Prospectus.

     It is not possible to predict when distributions from the Plans will be made or when resales by affiliates of distributed Common Stock may be offered, the method of disposition of the Common Stock, the price at which distributed Common Stock may be offered or the use to which the proceeds of any resales may be put. This Prospectus and the relevant Appendices will be amended from time to time to include the names and related security holding information of affiliates offering shares for resale pursuant to this Prospectus.


INCORPORATION OF CERTAIN DOCUMENTS

     By this reference, the following documents filed by the Company with the Commission are incorporated into and made a part of this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to
Section 13(a) of the Exchange Act (which includes the financial statements of the Company for such year and the report thereon of the Company's independent public accountants);

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to
Section 13(a) of the Exchange Act; and

     3. The description of Common Stock contained in Registrant's Registration Statement on Form 8-A
(Registration No. 0-11113) filed under the Exchange Act, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

     All documents filed with the Commission by the Company and by each Plan subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been distributed or sold or which deregisters all securities then remaining not distributed or unsold) shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents with the Commission.

MANNER OF DISTRIBUTION

     The shares of Common Stock offered hereby (whether sales by affiliates or distributions to participants from one or more of the Plans) may be sold and distributed on any securities exchange on which the shares may then be traded or in the over-the-counter market (at prices and at terms then prevailing) or in negotiated transactions or otherwise, which transactions may include purchase of some or all of the shares by broker-dealers or principals, for resale pursuant to this Prospectus.


CAPITAL STOCK OF THE COMPANY

     The authorized capital of the Company consists of 20,000,000 shares of Common Stock. The holders of the Company's Common Stock outstanding from time to time are entitled to receive, out of assets legally available therefor, dividends at such time and in such amounts as the Board of Directors may determine. Upon liquidation, dissolution or winding-up of the Company, the assets of the Company legally available for distribution to shareholders will be distributed ratably among the holders of the outstanding Common Stock. Holders of Common Stock have no conversion or preemptive rights. Shareholders have no liability for further calls upon shares, and all the shares of Common Stock outstanding are fully paid and nonassessable.

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held by such shareholder. When electing Directors of the Company, each shareholder has the right to vote cumulatively in accordance with requirements set forth in the Company's
Bylaws and by statute.

     The Company's Articles of Incorporation contain a provision of a type commonly known as a "fair price" provision. In general the Articles require the approval by holders of 66.67% of the outstanding voting shares (as defined in the Articles) of the Company as a condition for mergers, certain other business combinations and similar transactions involving the Company ("Business
Combinations") and any holder of 10% or more of the outstanding voting shares of the Company (a "Ten Percent
Shareholder") unless either (a) the transaction is approved by a majority of the "Disinterested Directors" [namely, members of the Board who are neither affiliated with the Ten Percent Shareholder nor nominated, elected or appointed to the Board by such Shareholder] or (b) certain minimum price, form of consideration and procedural requirements are met. The Articles also require the approval by the holders of 66.67% of the outstanding voting shares of the Company to amend or repeal, or adopt provisions inconsistent with the "fair price" provisions at any time in the future.

     These "fair price" provisions are intended to provide a measure of assurance that all shareholders of the Company will be treated similarly in the event of certain Business
Combinations involving a Ten Percent Shareholder. The overall effect of these proposals may be to render more difficult the accomplishment of mergers or certain other
Business Combinations or the assumption of control by a substantial shareholder without the prior approval of the Board, and thus to make more difficult the removal of management. The "fair price" provisions in the Articles are designed to protect minority shareholders from a purchaser using two-tier pricing and similar tactics in an attempt to take over the Company. The provisions are not designed to prevent or discourage tender offers for all of the Company's Common Stock or Business Combinations approved by a majority of the Disinterested Directors.
They generally should not prevent a tender offer or other

Business Combination in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board of Directors has approved. Except for these restrictions on certain
Business Combinations, the Articles do not prevent a holder of a controlling interest from increasing his or her share ownership interest.


EXPERTS

     The financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur
Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the General Corporation Law of the State of California and under the Company's Bylaws, Articles of Incorporation or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Section 317 of the California Corporation Code provides broad authority for a court to award, or for a corporation's Board of Directors to grant, indemnification to directors and officers for liabilities incurred in connection with their activities in such capacities
(including reimbursement for expenses incurred).

     Pursuant to Article VI of its Bylaws, the Company is authorized to indemnify its directors, officers and any other persons acting as agents of the Company to the maximum extent permitted under California law. Pursuant to authorization contained in said Article VI of the Bylaws, the Company has obtained and continues to carry a policy of officers and directors liability and corporate reimbursement insurance in connection with such indemnification.



APPENDIX A
(to Reoffer Prospectus)

The date of this Appendix is May 22, 1996

1.     ESOP DISTRIBUTIONS OF STOCK

     A distribution of Common Stock of the Company is being or will be made in the amounts and to the individuals named below, as a result of termination of these individuals as participants in the Company's Employee Stock Ownership Plan
("ESOP").


Participant Name                               Number of
Shares







Because the ESOP may be deemed an "affiliate" of the Company, these distributions of stock may be considered a sale of the distributed stock by the ESOP.

     A.     Members of the ESOP Committee

          The names and addresses of the Advisory Committee of the ESOP, as of the date of this Appendix, are as follows:

Donald M. Anderson
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

David W. Spainhour
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

John J. McGrath
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Kent Vining
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Jay D. Smith
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

Paulette Posch
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

William S. Thomas, Jr.
1021 Anacapa Street
P.O. Box 1119
Santa Barbara, CA  93102

2.     AFFILIATE STATUS OF ESOP

     As of the date of this Appendix, and prior to the
distribution of stock from the ESOP, as described in
Paragraph 1, above, the ESOP owned 546,758 shares of Common
Stock of the Company, or 10.67% of the issued and
outstanding Common Stock.  After the distribution the ESOP
will own              shares, or
    %.  The Trustee of the ESOP is Santa Barbara Bank &
Trust, a subsidiary of the Company. Further, each of the members of the Board of Directors of the Trustee, as well as each of the members of the Advisory Committee of the ESOP, is either a director, officer or employee of the Company. As a result, the Trustee may be deemed to be controlled by the Company.

                                        Share Ownership in
Name                   Position            ESOP(1)    Other
ESOP                                               546,758 (2)
Donald M. Anderson     Director
                       and Chairman        35,006      183,737

Edward E. Birch        Director            12,405        5,188

Frank H. Barranco      Director             3,750        8,360

Richard M. Davis       Director             3,000        7,050

Anthony Guntermann     Director            13,146       18,468

Dale E. Hanst          Director            18,273       19,574

Harry B. Powell        Director             5,000        4,967

David W. Spainhour     Director            36,353      122,238

John McGrath           Senior Vice
                       President           29,454       17,539

Jay Donald Smith       Senior Vice
                       President           31,800       30,830

Kent Vining            Senior Vice
                       President           30,962          16

William S. Thomas, Jr. Senior Vice
                       President            2,000       4,727

Paulette Posch         Vice President       5,544       3,923

(1) Includes shares allocated under the ESOP to the accounts of the individuals listed above and shares that may be acquired through the exercise of stock options granted under the Plans that are currently exercisable or will be exercisable at any time during the sixty (60)-day period following the date of this Appendix.

(2) Includes all shares held in the ESOP, including shares allocated under the ESOP to the accounts of one or more of the individuals listed above (and thus such shares are included in the table more than once).

APPENDIX B
(to Reoffer Prospectus)

The date of this Appendix is May 22, 1996.


1.     RESALE BY AFFILIATES

     Set forth below are the names of the persons who are affiliates of the Company and who propose to resell shares of Common Stock of the Company pursuant to this Reoffer
Prospectus and the number of shares of Common Stock proposed to be resold.

     Name                                   Number of
Shares







     This Reoffer Prospectus relates only to shares of Common Stock acquired by the foregoing persons through distributions from the Plans or upon exercise of stock options granted under the Plans.

CROSS-REFERENCE SHEET

Cross-Reference Sheet Showing Location in Prospectus of
Information Required by Items of Form S-8*


Item Number and Caption in Form S-8     Caption in Prospectus

1.     Plan Information

2.     Registrant Information and
       Employee Plan Annual Information

3.     Incorporation of Documents by Reference

4.     Description of Securities


5.     Interests of Named Experts and Counsel

6.     Indemnification of Directors and Officers

7.     Exemption from Registration Claimed

8.     Exhibits

9.     Undertakings


 *Pursuant to Rule 428 and the Note to Part I of Form S-8 the Prospectus to be used in connection with the offer and sale of the securities covered by this Registration
Statement is not being filed with this Registration
Statement.


EXPLANATORY NOTE

     This Registration Statement covers the registration of up to 150,000 shares of Common Stock issuable upon exercise of stock options granted under the Company's 1996 Directors
Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual
Information*

 *The Part I information required to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 promulgated under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 (Commission file number 0-11113), which Report incorporates by reference certain information contained in Registrant's definitive proxy statement (the "1996 Proxy Statement") for
Registrant's April 23, 1996 annual meeting of shareholders;

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, 1996; and

     (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-
A (Registration No. 0-11113) under the Securities Exchange

Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration
Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

     Not applicable.

Item 5.     Interests of Named Experts and Counsel

     Counsel for Registrant, Schramm & Raddue, has rendered an opinion to the effect that Registrant's shares of Common
Stock covered by the Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance.

     Dale E. Hanst, a director of Registrant, is a partner in the firm of Schramm & Raddue. Mr. Hanst owns 19,574 shares of Registrant's Common Stock and holds options to purchase approximately 16,831 shares of Registrant's Common
Stock. Certain other attorneys of Schramm & Raddue own an aggregate of approximately 14,524 shares of Registrant's
Common Stock.  In addition, certain attorneys of Schramm &
Raddue serve as fiduciaries for various trust accounts.
These trust accounts own an aggregate of approximately
10,139 shares of Registrant's Common Stock, as to which shares the attorneys serving as fiduciaries disclaim beneficial ownership.

Item 6.     Indemnification of Directors and Officers

     The Board of Directors of Registrant has resolved to indemnify the officers and directors of Registrant to the full extent permitted by Section 317 of the California
General Corporation Law, and Article VI of Registrant's
Bylaws provides for indemnification of officers and directors to the same extent. Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. On January 27, 1988, Registrant's Board of Directors approved amendments to Registrant's Articles of Incorporation providing for the indemnification of directors and officers of the Company to the fullest extent permitted under California law. These amendments limit the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permit Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. These amendments and the entering into of indemnification agreements were approved by Registrant's stockholders at the annual stockholders' meeting held on March 30, 1988.
In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.     Exception from Registration Claimed

     Not applicable.

Item 8.     Exhibits

     The following Exhibits are filed as a part of this Registration Statement:

     4.1     The Santa Barbara Bancorp 1996 Directors Stock
Option Plan

        4.1.1     Form of Directors Stock Option Agreement

        4.1.2     Form of Directors "Reload" Option
Agreement

     5.1     Opinion of Schramm & Raddue

     24.1     Consent of Arthur Andersen, LLP

     24.2     Consent of Schramm & Raddue (included in
Opinion of
              Schramm & Raddue filed as Exhibit 5.1 herein)

Item 9.     Undertakings

     (A)     The undersigned Registrant hereby undertakes:

          (1)     To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)     To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933;

               (ii)     To reflect in the Prospectus any
facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)     To include any material
information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement;

Provided however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section
13 or Section 15(d) of the Securities Exchange Act of 1934

that are incorporated by reference in this Registration
Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona- fide offering thereof.

     (C)     (1)     The undersigned Registrant hereby
undertakes to deliver or cause to be delivered with the Prospectus to each person to whom the Prospectus is sent or given a copy of Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case
Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

          (2)     The undersigned Registrant hereby
undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     (D) The undersigned Registrant and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities
Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as part of the Registrant's annual report on Form 10-K, that entire report

(excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report to stockholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.

     (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints David W. Spainhour, William S. Thomas, Jr., Jay D. Smith, and Donald Lafler, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints each such person as his attorney-in-fact with like authority to sign and file any such amendments in his name and behalf.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Santa Barbara, State of California, on May 22, 1996.

             SANTA BARBARA BANCORP


              By   /s/ David W. Spainhour
                   David W. Spainhour
                   President/Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Title                 Date
/s/ Donald M. Anderson
    Donald M. Anderson      Chairman of the
                            Board and Director    May 22, 1996

/s/ David W. Spainhour
    David W. Spainhour      President,
                            Chief Executive
                            Officer and Director  May 22, 1996

/s/ William S. Thomas, Jr.
    William S. Thomas, Jr.  Vice Chairman,
                            Chief Operating
                            Officer and Director   May 22, 1996

/s/ Donald Lafler
    Donald Lafler           Senior Vice President and
                            Chief Financial Officer
                    (Principal Financial Officer)   May 22, 1996

/s/ Edwin Stonefelt
    Edwin Stonefelt         Vice President
                     (Principal Accounting Officer) May 22, 1996

/s/ Franco Barranco, M.D.
    Franco Barranco, M.D.   Director                May 22, 1996

/s/ Edward E. Birch
    Edward E. Birch         Director                May 22, 1996

/s/ Richard M. Davis
    Richard M. Davis        Director                May 22, 1996

/s/ Anthony Gunterman
    Anthony Gunterman       Director                May 22, 1996

/s/ Dale E. Hanst
    Dale E. Hanst           Director                May 22, 1996

/s/ Harry B. Powell
    Harry B. Powell         Director                May 22, 1996



EXHIBIT INDEX

Exhibit Number    Description of Item
Sequential Page
    4.1           The Santa Barbara Bancorp
                  1996 Directors Stock Option
                  Plan


     4.1.1        Form of Directors Stock Option
                  Agreement

     4.1.2        Form of Directors "Reload" Option
                  Agreement

    5.1           Opinion of Schramm & Raddue

   24.1           Consent of Arthur Andersen, LLP

   24.2           Consent of Schramm & Raddue (included in
                  Opinion of Schramm & Raddue filed as
                  Exhibit 5.1 herein)













SANTA BARBARA BANCORP 1996 DIRECTORS STOCK OPTION PLAN

Exhibit 4.1
SANTA BARBARA BANCORP

1996 DIRECTORS STOCK OPTION PLAN


1.     PURPOSES OF THE PLAN

     The purposes of this 1996 Directors Stock Option Plan are to attract, motivate and retain the best available
Directors for the Company and each of the Company Parent and Subsidiaries and to provide them with additional incentive to promote the success of the Company's business.

2.     DEFINITIONS

     As used herein, the following definitions shall apply:

     2.1 "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.3 "Commission" shall mean the Securities and Exchange Commission.

     2.4 "Common Stock" shall mean the Common Stock of the Company.

     2.5      "Company" shall mean Santa Barbara Bancorp, a
California corporation.

     2.6 "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

     2.7      "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

     2.8 "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined as follows.

          2.8.1      If the Common Stock is listed on an
established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc.

Automated Quotation ("NASDAQ") System, the Fair Market
Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common
Stock) on the last market trading day prior to the date of determination.

          2.8.2      If the Common Stock is quoted on the
NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market
Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination.
     2.9 "Option" shall mean a stock option granted pursuant to the Plan and shall include Reload Options. All
Options granted hereunder shall be "nonstatutory stock options" and each such Option shall be evidenced by a written Stock Option Agreement.

     2.10 "Optioned Stock" shall mean the Common Stock subject to an Option.

     2.11      "Optionee" shall mean a Director who
receives an Option.

     2.12 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section
424(e) of the Code.

     2.13      "Plan" shall mean this 1996 Directors Stock
Option Plan.

     2.14      "Rule 16b-3" shall mean Rule 16b-3
promulgated under the Exchange Act or any successor to Rule
16b-3 in effect at the time in question.

     2.15 "Section 16(b)" shall mean Section 16(b) of the Exchange Act.

     2.16      "Subsidiary" shall mean a "subsidiary
corporation," whether now or hereafter existing, as defined as Section 424(f) of the Code.

3.     STOCK SUBJECT TO THE PLAN

     3.1 Original Reserve. Subject to the provisions of Section 14 and Section 15 of the Plan, the maximum aggregate number of shares which are reserved for issuance upon exercise of Options granted under the Plan is One
Hundred Fifty Thousand (150,000) shares of Common Stock.

     3.2 Adjustments In Reserve. In the event that any outstanding Option granted under the Plan expires or is terminated without exercise, or with only partial exercise, prior to the end of the period during which Options may be granted under the Plan, the shares allocable to the unexercised portion of such Option shall be added back into the Reserve and may again be subject to Option under the Plan.

4.      ELIGIBILITY

     Options may be granted only to Directors of the Company, or any Parent or Subsidiary, who are not otherwise employed by the Company or any Parent or Subsidiary. In addition, notwithstanding any other provision contained in this Plan, no Director shall be eligible to participate in the Plan if such individual owns stock and securities possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. Notwithstanding anything in this Plan to the contrary, no person shall be entitled to the grant of more than one Option during or with respect to any year by reason of such person acting as a Director of more than one of the Company, the Parent or a Subsidiary. No person shall be eligible to receive the grant of an Option under this Plan as of July 1 of any year unless he or she is a Director of the Company or such Parent or Subsidiary on such date.

5.     FORMULA FOR GRANT OF OPTIONS

     Options shall be granted under this Plan in accordance with the following schedule.

     5.1 Grants to All Participants; Number of Shares and Timing. Each eligible Director of the Company shall receive a grant of an Option for One Thousand Five Hundred
(1,500) shares of the Common Stock of the Company on July
1, 1996, and on July 1 of each year thereafter during the term of the Plan for so long as there shall remain shares available in the Reserve established pursuant to Section 3, above. Notwithstanding the foregoing, no Options shall be granted under this Plan prior to the approval of this Plan by the shareholders of the Company. In the event that there shall at any time be an insufficient number of shares remaining available in the Reserve to award and grant to each of the Directors an Option covering the full number of shares then to be awarded, then and in such event each Director shall receive an Option covering a pro rata number of shares, calculated on the basis of the number of Directors then eligible to participate in the award.
Nothing in this Plan or any Stock Option Agreement shall obligate the Company to increase the number of shares in the Reserve so that the Company may grant Options to eligible Directors throughout the entire term of this Plan or to grant Options or other rights to any Director after Options covering the total number of shares in the Reserve have been granted or after the expiration of the term of the Plan.

     5.2 Adjustment in Number of Option Shares. The number of shares covered by the Options to be awarded to each Director pursuant to Section 5.1, above, shall be adjusted in accordance with the provisions of Sections 14 and 15, below.

     5.3      Nondiscretionary Plan.  No discretion
concerning any decisions regarding the Plan shall be afforded to any person who is not a "disinterested person," as that term is defined under Rule 16b-3.

     5.4 Single Annual Option. The Company shall be obligated to grant to each eligible Director under Section
5.1, above, only one (1) Option during or with respect to any year. Notwithstanding anything in this Plan to the contrary, no person shall be entitled to the grant of more than one Option during or with respect to any year by reason of such person acting as a Director of more than one of the Company, the Parent or a Subsidiary.

6.     TERM OF PLAN

     This Plan has been adopted by the Board of Directors as of February 27, 1996. The term of the Plan shall begin as of February 27, 1996, and shall continue until December
31, 2005, unless terminated sooner in accordance with the provisions of the Plan.

7.     TERM OF OPTION
     Subject to the provisions of Section 9, below, the term of each Option shall be five (5) years from the date of grant thereof. Each Option granted under this Plan shall be deemed granted as of July 1 of the year of grant, regardless of the date on which the Stock Option Agreement is delivered to or received by the Optionee.

8.     EXERCISE PRICE AND CONSIDERATION

     8.1 Exercise Price. The exercise price per share for the shares to be issued upon exercise of an Option shall be 100% of the Fair Market Value per share of Common
Stock on the date of grant of the Option.

     8.2 Consideration. The consideration to be paid for the shares to be issued upon exercise of an Option shall consist entirely of cash, cashier's or bank certified check, or other shares of Common Stock having a Fair Market
Value on the date of exercise of the Option equal to the exercise price for the shares as to which the Option is being exercised, or any combination of such methods of payment. In the event that the exercise price is paid, whether in whole or in part, through the tender of shares of Common Stock already owned by the Optionee, then the Option must be exercised for a minimum of at least 100 shares or the total number of shares subject to the Option, if less than 100 shares.

9.     EXERCISE OF OPTION

     9.1 Six-Month Vesting Period. Any Option shall become exercisable only after the expiration of six (6) months following the date of grant of such Option.
Thereafter, the Option shall be fully vested and shall be exercisable in whole or in part at any time and from time to time during the term of the Option.

     9.2 Procedure for Exercise. An Option shall be deemed to be exercised when the Optionee has delivered to the Company written notice of such exercise and full payment of the exercise price for the shares with respect to which the Option is being exercised. Full payment shall consist of such consideration as is allowable under Section
8.2, above. An Option may not be granted or exercised for a fraction of a share. Exercise of an Option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for the purposes of the Plan and for issuance under the Option, by the number of shares as to which the Option is exercised. Optionee may designate in the notice of exercise that some or all of the shares of Common Stock or other securities to be issued upon such exercise shall be issued in the name of Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, Optionee's prior spouse, or any combination of the foregoing. Notwithstanding anything herein to the contrary, Optionee may not designate in the notice of exercise that any of the shares of Common Stock or other securities shall be issued to Optionee's prior spouse unless such issuance is to be made incident to Optionee's divorce within the meaning of Section 1041 of the Code and to a qualified domestic relations order as defined in
Section 414(p)(1)(B) of the Code which satisfies the provisions of Section 414(p)(1)(A) of the Code. The
Company may rely on a representation of the Optionee, or such other evidence as the Company deems appropriate, for purposes of determining the propriety of the exercise of any Option and the compliance of such exercise with the terms of this Plan and any applicable Stock Option
Agreement. The Company shall have no obligation to independently investigate the propriety of the exercise of any Option or the compliance of such exercise with the terms of this Plan or any applicable Stock Option
Agreement.

     9.3      Rights as a Shareholder.  Until the issuance
(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares of Common Stock, the Optionee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment shall be made in the exercise price payable on the exercise of any Option or the number of shares of Common Stock or other securities or property issuable upon exercise of an Option for any dividend, distribution or other right for which the record date is prior to the date the stock certificate is issued to Optionee with respect to any Optioned Stock, except as provided in Section 14 and Section 15, below.

     9.4      Termination of Status as Director.  If an
Optionee's continuous status as a Director is terminated other than for cause or by reason of the Optionee's death or disability, the Optionee may, but only within the three
(3)-month period from the date of the termination of the Optionee's status as a Director (but not later than the expiration of the term of the Option), exercise any outstanding Option (including any "reload" Option) to the extent that the Option was exercisable at the date of such termination. If the Optionee does not exercise the Option in full during such 3-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 3-month period and thereafter shall not be exercisable in whole or in part. Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of the Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of the Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     9.5 Disability of Optionee. Notwithstanding the provisions of Section 4.1, above, if an Optionee's continuous status as a Director is terminated as a result of the Optionee's death or disability, the Optionee or his or her estate or personal representative may exercise the Option to the extent that the Option was exercisable at the date of such termination in whole or in part at any time and from time to time during the twelve (12)-month period from the date of the termination of the Optionee's status as a Director. If the Optionee does not exercise the Option in full during such 12-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 12-month period and thereafter shall not be exercisable in whole or in part. Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of the Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of the Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     9.6 Termination for Cause. If an Optionee's continuous status as a Director is terminated for cause, all outstanding Options held by the Optionee shall terminate simultaneously with the termination of the Optionee's status as a Director and thereafter shall not be exercisable in whole or in part. For purposes of this Section, an Optionee's status as a Director shall be deemed to be terminated for "cause" as of the date on which the Optionee is removed as a Director for any reason described in Section 304 of the California General Corporation Law.

     9.7 Status as a Director. The termination of an Optionee's status as a Director shall be deemed to occur on the effective date of the earliest of (a) the Optionee's resignation as a Director, (b) the removal of the Optionee as a Director, and (c) the Optionee's death.

10.     RESTRICTION ON TRANSFER OF STOCK ISSUED

     The Stock Option Agreements covering all Options granted under this Plan shall provide that shares of Common
Stock issued upon exercise of the Options may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of for a period equal to the longer of five (5)
years following the date the Option is granted and two (2) years following the date on which such shares are issued to the Optionee on exercise of the Option; provided that the foregoing restriction on transfer shall not apply to an Optionee's transfer of shares of Common Stock (a) to the Company in payment of all or any portion of the exercise price payable upon exercise of an Option or the satisfaction of any income tax withholding obligation with respect to any subsequent exercise of an Option or (b) to the acquiring party in any transaction describe din Section
15, below, in which the Company is not the surviving corporation. Appropriate legends shall be placed on any certificates evidencing such restricted shares of Common

Stock and appropriate stop transfer instructions shall be given to the Company's transfer agent.

11.     RELOAD FEATURES

     11.1      Grant of Reload Options.  Whenever the
holder of an Option granted under this Plan (including any Reload Options granted under the provisions of this Section
11 or Section 13, below) (the "Original Option") exercises the Original Option and makes payment of the exercise price by tendering shares of the Common Stock previously held by the Optionee, then the Optionee shall be entitled to receive and the Company shall grant the Optionee a new option (the "Reload Option") for that number of shares of the Common Stock which is equal to the number of shares tendered by the Optionee in payment of the exercise price for the Original Option being exercised. All such Reload
Options granted hereunder shall be on the following terms and conditions.

          11.1.1      Exercise Price.  The exercise price
per share shall be an amount equal to the Fair Market Value per share of the Common Stock as of the date of exercise of the Original Option.

          11.1.2      Expiration Date.  The term of the
Reload Option shall begin as of the date of exercise of the Original Option and, unless terminated sooner pursuant to the terms of this Plan or Stock Option Agreement, shall terminate five (5) years thereafter.

          11.1.3      Vesting Period.  Any Reload Option
shall become exercisable one (1) year following the date of grant of such Reload Option. Thereafter the Reload Option shall be fully vested and shall be exercisable in whole or in part at any time and from time to time during the term of the Reload Option.

          11.1.4      Other Terms.  All other terms of
Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

     11.2      Restrictions on Reload Options.  Any and all
Reload Options granted pursuant to this Section 11 (or
Section 13, below) shall be subject to the following conditions and restrictions.

          11.2.1      Holding Period of Shares Tendered.
No Reload Option shall be granted pursuant to Section 11.1, above, unless the shares of Common Stock tendered upon exercise of the Original Option in payment therefore have been held by the Optionee for a period of more than six (6) months prior to the exercise of the Original Option. The
Company may rely on a representation of the Optionee, or such other evidence as the Company deems appropriate, for purposes of determining the holding period of any shares surrendered on exercise of an Option and the compliance of such exercise with the terms of this Plan and any applicable Stock Option Agreement. The Company shall have no obligation to independently investigate the holding period or the propriety of the exercise of any Option or the compliance of such exercise with the terms of this Plan or any applicable Stock Option Agreement.

          11.2.2      Holding Period of Original Option
Shares. If any of the shares of Common Stock of the Company which are issued upon exercise of the Original
Option are sold within one (1) year following the exercise of the Original Option, then the Reload Option shall immediately terminate.

          11.2.3      Exception.  The holding period
restrictions set forth in Sections 11.2.1 and 11.2.2, above, shall not apply to an Optionee's (a) transfer of shares of Common Stock to the Company in payment of all or any portion of the exercise price upon exercise of an Option, whether an Original Option or a Reload Option, or
(b) satisfaction of the Optionee's tax withholding obligation, if any, by the transfer of shares to the Company or by the Company's withholding of shares that would otherwise be issued as a result of the exercise of an Option.

12.     NONTRANSFERABILITY OF OPTIONS

     No Option or Reload Option may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner, other than by will or the laws of descent and distribution. Each Option and Reload Option may be exercised, during the lifetime of the Optionee, only by the Optionee or his or her guardian or legal representative.

13.     TAX WITHHOLDING

     To the extent that the exercise of any Option
(including any Reload Option) granted hereunder gives rise to an income tax withholding obligation on the part of the Company with respect to the Optionee, the Company may satisfy such obligation on such terms and in accordance with such procedures as it deems appropriate under applicable law. At the election of the Optionee, such withholding obligation may be satisfied through the Company's retention of shares of the Common Stock which would otherwise be issued as a result of the exercise of the Option; provided, however, that such an election must be an irrevocable election which is made by the Optionee at least six (6) months prior to the exercise of the Option, in accordance with regulations and interpretations of the Commission. If withholding is made in shares of the Common
Stock, the Company shall grant to the Optionee a Reload
Option, on the terms specified in Section 11, above, for the number of shares so withheld.

14.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Options granted under the Plan, and the exercise price of such Options, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the

Company, such adjustments shall be made by the members of the Board of Directors who are not eligible for the grant of Options under this Plan, the determination of which in that respect shall be final, binding, and conclusive.

15.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or
(b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised Options then outstanding under the Plan shall be deemed cancelled as of the effective date of any such liquidation, merger, reorganization, consolidation or sale, unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Options under the Plan or to issue substitute options in place thereof; provided, that, if any Options granted under the Plan would be cancelled in accordance with the foregoing, the Optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Options in whole or in part even though the Option otherwise was not then exercisable. The Company shall give each Optionee at least thirty (30) days' prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii) if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) all exercises during the foregoing 10-day period shall cease to be effective ab initio and (B) the outstanding Options shall be exercisable as otherwise determined under the applicable Stock Option Agreements and without consideration of this Section or the corresponding provisions of any Stock Option Agreement.

16.     AMENDMENT AND TERMINATION OF THE PLAN

     16.1      Amendment and Termination.  The Board of
Directors may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company entitled to vote:

          16.1.1      Number of Shares.  Any material
increase in the number or shares which may be issued pursuant to the Plan (other than in accordance with Section
14 and 15, above);

          16.1.2      Eligibility.  Any material
modification of the requirements as to eligibility for participation in the Plan; or

          16.1.3      Increase in Benefits.  Any material
increase in the benefits accruing to participants under the Plan.

     16.2      Limitations on Amendment Timing.  The
formula aspects of this Plan, namely the procedures for determining the Fair Market Value of the Common Stock and those matters set forth in Section 5, above, shall not be amended more frequently than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

     16.3 Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect
Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

17.     CONDITIONS UPON ISSUANCE OF SHARES

     17.1 Compliance with Law. Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     17.2 Investment Intent. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by applicable law.

     17.3      Governmental Consents.  Inability of the
Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell, or any delay in issuing or selling, such shares as to which such requisite shall not have been obtained.

18.     RESERVE OF SHARES

     During the term of this Plan, the Company will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan
(the Plan "Reserve").

19.     OPTION AGREEMENT

     Each Option granted hereunder shall be evidenced by a written Stock Option Agreement.


20.     INDEMNIFICATION

     In addition to such other rights of indemnification as they may have as members of the Board of Directors and/or employees of the Company, the persons administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Option Agreement or any Option granted under the Plan, and against all amounts paid or payable by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his or her duties. The indemnification provided in this Section shall be available only if, within sixty (60) days after institution of any such action, suit, or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.     EFFECTIVE DATE OF PLAN; SHAREHOLDER APPROVAL

     The Plan was adopted by action of the Board of Directors taken at a duly noticed and held meeting on February 27, 1996. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the aforesaid date of the adoption of the Plan. The manner and method for approval of the Plan by the shareholders of the Company must comply with Rule 16b-3. If the Plan has not been previously approved by the shareholders of the Company, the Plan shall terminate on January 31, 1997.


CERTIFICATE OF SECRETARY


     The undersigned, being the Corporate Secretary of the Company, does hereby certify that the foregoing Plan was adopted by the Board of Directors of the Company at a duly called and held meeting of the Board of Directors on February 27, 1996, and that the Plan was approved by the shareholders of the Company at a duly called and held meeting of the shareholders on April 23, 1996.



Dated: May 22, 1996
           /s/ Jay D. Smith
           Jay D. Smith, Esq.
           Corporate Secretary


FORM OF DIRECTORS STOCK OPTION AGREEMENT

Exhibit 4.1.1

     SANTA BARBARA BANCORP

1996 DIRECTORS STOCK OPTION AGREEMENT


     THIS OPTION AGREEMENT (the "Agreement), is  granted as
of July 1, 19__ (the "Effective Date"), by SANTA BARBARA
BANCORP (the "Company") to                             ,
(the "Optionee").

RECITALS

     WHEREAS, the Company has duly adopted its 1996
Director Stock Option Plan (the "Plan"); and

     WHEREAS, Optionee is entitled under the Plan to an award and grant of an option;

     NOW, THEREFORE:

1.     GRANT OF OPTION

     The Company hereby grants to Optionee the option to
purchase ("Option") from the Company one thousand five
hundred (1,500) shares of its Common Stock at an exercise
price of $       per share, which price is not less than
the fair market value per share of the Common Stock of the Company as of the Effective Date. The Option may be exercised on the terms and conditions set forth in this Agreement and the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall control.

2.     OPTION PERIOD

     The period during which the Option may be exercised
(the "Option Period") shall commence on the date six (6) months after the Effective Date and shall terminate five
(5) years after the Effective Date unless the Option is terminated earlier in accordance with the provisions of this Agreement.

3.     EXERCISE

     The Option may be exercised in full or in part at any time and from time to time during the Option Period (except that it may not be exercised for any fractional shares).
The exercise price must be paid (a) in cash or check or (b) by the tender of shares of Common Stock of the Company owned by Optionee having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option is being exercised, or (c) any combination of such methods of payment. In the event that the exercise price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company owned by Optionee, then (i) Optionee shall be entitled to receive a grant of a Reload Option in accordance with the terms of the Plan, but (ii) the Option must be exercised for a minimum of at least 100 shares.

4.     EXPIRATION

     4.1      Termination of Status as Director.  If
Optionee's status as a Director is terminated for any reason other than cause or Optionee's death or disability, Optionee may, but only during the three (3)-month period immediately following the date of the termination of Optionee's status as a Director (but not later than the expiration of the term of the Option), exercise the Option to the extent that the Option was exercisable at the date of such termination. If Optionee does not exercise the Option in full during such 3-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 3-month period and thereafter shall not be exercisable in whole or in part. Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     4.2 Disability of Optionee. Notwithstanding the provisions of Section 4.1, above, if Optionee's status as a Director is terminated by reason of Optionee's death or disability (as such term is defined in the Plan), Optionee or his or her estate or personal representative may exercise the Option to the extent that the Option was exercisable at the date of such termination in whole or in part at any time and from time to time during the twelve
(12)-month period immediately following the date of the termination of Optionee's status as a Director (but not later than the expiration of the term of the Option). If
Optionee does not exercise the Option in full during such 12-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 12-month period and thereafter shall not be exercisable in whole or in part.
Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     4.3 Termination for Cause. If Optionee's status as a Director is terminated for cause, the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part. For purposes of this Section, Optionee's status as a Director shall be deemed to be terminated for "cause" as of the date on which Optionee is removed as a Director for any reason described in
Section 304 of the California General Corporation Law, as amended from time to time.

     4.4 Status as a Director. The termination of Optionee's status as a Director shall be deemed to occur on the effective date of the earliest of (a) Optionee's resignation as a Director, (b) the removal of Optionee as a Director, and (c) Optionee's death.

5.      RESTRICTION ON TRANSFER


     None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Company, for a period of five (5) years following the Effective Date and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Optionee's transfer of shares of Common
Stock to the Company in payment of all or any portion of the exercise price payable on exercise of the Option or to Optionee's election to satisfy his or her tax withholding obligation, if any, with respect to any exercise of the Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares of Common
Stock or securities issued upon exercise of the Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

6.      TAX WITHHOLDING

     To the extent that the exercise of the Option gives rise to an obligation on the part of the Company to withhold income tax from amounts otherwise to be paid to Optionee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At Optionee's election, withholding may be made by the Company's retention of shares of Common Stock of the Company which would otherwise be issued to Optionee as a result of the exercise of the Option; provided that such an election must be an irrevocable election which is made at least six (6) months prior to the exercise of the Option in accordance with the Rules and regulations promulgated by the Securities and Exchange Commission (the
"Commission") under Section 16 of the Securities Exchange
Act of 1934 (the "Exchange Act"). If withholding is made in shares of the Company's Common Stock, the Company shall grant to Optionee, in accordance with the terms and conditions specified in the Plan, a Reload Option for the number of shares so withheld.

7.     COMPLIANCE WITH APPLICABLE LAW

     Shares of Common Stock and other securities shall not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such shares and securities shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange on which the shares or securities then may be listed, and any applicable state securities laws. In addition, the Company may require as a condition to the issuance of any shares or securities pursuant to the exercise of the Option, an opinion of counsel for the Company with respect to such compliance.

     As a condition to the exercise of the Option, the Company may require Optionee to represent and warrant at the time of such exercise that the shares and securities are being purchased for investment and without any intention to sell or distribute such shares or securities if, in the opinion of counsel for the Company, such a representation is required for compliance with applicable law.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction over the issuance of any shares of Common Stock or other securities on the exercise of the Option, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of such shares or securities, shall relieve the Company of liability in respect of the failure to issue such shares or securities as to which such authority has not been obtained. The Company shall use reasonable efforts to obtain all authority required for the due issuance of any shares of Common Stock and other securities issuable on exercise of the Option.

8.     NOTICE OF EXERCISE

     The Option shall be exercised by Optionee's delivery to the Company of a written notice specifying the number of shares which Optionee then desires to purchase, accompanied by full payment of the aggregate exercise price thereof in accordance with the Plan. Optionee may designate in the notice of exercise that some or all of the shares or securities to be issued on such exercise shall be issued in the name of Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, Optionee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Optionee may not designate in the notice of exercise that any of the shares shall be issued to Optionee's ex-spouse unless such issuance is to be made incident to Optionee's divorce within the meaning of Section 1041 of the Internal Revenue Code of 1986, as amended. The Company shall, as soon as practicable after its receipt of the notice of exercise and payment of the exercise price, issue and deliver to Optionee a certificate or certificates evidencing the number of shares purchased
(excluding any fractional shares), in the name of Optionee and/or such other person(s) as Optionee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Optionee, or Optionee's personal representative if Optionee has died or become permanently disabled prior to the delivery of the shares.
Optionee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Optionee, or Optionee's personal representative, who is designated in the notice of exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Optionee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Optionee at the time of the delivery of the notice of exercise.

9.     NON-TRANSFERABILITY

     This Option is not transferable by Optionee, other than by will or by the laws of descent and distribution.
This Option is exercisable during Optionee's lifetime only by Optionee (or his or her guardian or legal representative). Any attempt by Optionee to assign or transfer the Option, other than as provided in this Section, shall be null and void. If Optionee designates in the written notice of exercise any person other than Optionee, or Optionee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that Optionee and the other persons designated in the notice of exercise represent and warrant to the Company that Optionee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of the Option prior to Optionee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Optionee in connection with such exercise of the Option, that such other persons are either Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, or Optionee's ex-spouse and that the issuance of the shares or securities to such person is being made incident to Optionee's divorce.

10.     NO RIGHTS AS SHAREHOLDER

     Optionee shall not be deemed to be a shareholder of the Company with respect to the shares of Common Stock or other securities covered by the Option, unless and until such shares or securities shall have been duly issued to Optionee upon exercise of the Option and the exercise price shall have been paid in full.

11.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors of the Company, the determination of which in that respect shall be final, binding, and conclusive.

12.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or
(b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of the Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided that, if the Option would be cancelled in accordance with the foregoing, Optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part even though the Option Period has not yet begun.
The Company shall give Optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything herein to the contrary,
(i) any exercise of the Option effected during the foregoing 10-day period shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale, and (ii) if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) such exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

13.     INTERPRETATION

     13.1 Coordination with Plan. This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The
Board of Directors of the Company shall have full power to interpret the provisions of this Agreement and the Plan and to decide any dispute which may arise hereunder or thereunder, and its action shall be final and conclusive upon all persons affected thereby. All references in this Agreement to Optionee shall mean and include Optionee's personal representative if Optionee has died or become permanently disabled prior to the time in question.

     13.2 Fair Market Value. The fair market value of the Company's Common Stock as of any date shall be the value of the Common Stock determined as follows.

          13.2.1      If the Common Stock is listed on an
established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc.
Automated Quotation ("NASDAQ") System, the Fair Market
Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common
Stock) on the last market trading day prior to the date of determination.

          13.2.2      If the Common Stock is quoted on the
NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market
Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination.

14.     RULE 16b-3 LIMITATIONS


     In accordance with Rule 16b-3(c)(1) promulgated by the Commission under the Exchange Act, and in addition to (but not in lieu of) any other restrictions imposed under this Agreement or the Plan, neither the Option nor any of the underlying shares of Common Stock issuable on its exercise of the Option, may be sold, transferred, or otherwise disposed of, whether directly or indirectly, for a period of six (6) months following the effective date of any exercise of the Option.
15.     ACKNOWLEDGEMENT OF RECEIPT; OPTION SUBJECT TO PLAN

     Optionee acknowledges receipt of a copy of the Plan, the Prospectus applicable to the Plan and all other information regarding the Company and the Plan as Optionee has reasonably requested. Optionee agrees that the Option granted hereunder is subject to the terms and conditions of the Plan and that in the event of any inconsistency between the terms of the Plan and the provisions of this Agreement, the terms of the Plan shall control.

16.     TAX MATTERS

     Optionee understands that the grant and exercise of the Option will have tax and legal consequences to Optionee and that the Company is neither making any representation to Optionee nor advising Optionee as to the tax or other legal consequences of the grant or exercise of the Option or of any other action taken or to be taken by Optionee under this Agreement or with respect to the Option.
Optionee shall be solely responsible for determining such tax and legal consequences and for obtaining such advice as Optionee deems appropriate.

OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE
RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL
CONSEQUENCES TO OPTIONEE OF THIS AGREEMENT AND OPTIONEE'S
EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND
THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO
ADVISE, OPTIONEE WITH RESPECT TO ANY SUCH TAX AND LEGAL
CONSEQUENCES, EVEN IF OPTIONEE REQUESTS THE COMPANY TO DO
SO.

17.     SPOUSAL CONSENT

     If Optionee is married or otherwise deemed to have a spouse for purposes of California law, Optionee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option. Notwithstanding anything in this Agreement to the contrary, if Optionee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Optionee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Optionee any shares of Common Stock or other securities covered by the Option until Optionee delivers to the Company a duly executed Spousal Consent form.

18.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement and the Plan.

19.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

20.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement.
Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee.
Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.

     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.


"COMPANY":

SANTA BARBARA BANCORP


By:
Its:


Address for Notices:

1021 Anacapa Street
Santa Barbara, CA 93102
Attn:


"OPTIONEE":

Signature of Optionee


Name of Optionee

Address for Notices:



CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Directors
Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the shares of Common Stock and other securities that may be issued on exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such shares of Common Stock and other securities and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder the operation of the Agreement or to attempt the sale or transfer of any of the shares of Common Stock and other securities, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.


Date                         spouse of





FORM OF DIRECTORS "RELOAD" OPTION
Exhibit 4.1.2

SANTA BARBARA BANCORP

1996 DIRECTORS STOCK OPTION AGREEMENT

(RELOAD OPTION)


     THIS OPTION AGREEMENT, granted as of       , 19
(the "Effective Date"), by SANTA BARBARA BANCORP, (the
"Company"), to,
      (the "Optionee").

RECITALS:

     A.     The Company has duly adopted its 1996 Directors
Stock Option Plan (the "Plan");

     B. Optionee has exercised an option previously granted under the Plan (the "Original Option") through the tender of shares of the Common Stock of the Company owned by Optionee; and

     C. The Company proposes to grant to Optionee under the Plan a Reload Option with respect to that number of shares of Common Stock tendered by Optionee to the Company on exercise of the Original Option;


     NOW, THEREFORE:

1.     GRANT OF OPTION

     The Company hereby grants to Optionee the option to
purchase ("Option") from the Company              (   )
shares of its Common Stock at an exercise price of $ per share, which price is not less than the fair market value per share of the Common Stock of the Company as of the Effective Date. The Option may be exercised on the terms and conditions set forth in this Agreement and the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall control.

2.     OPTION PERIOD

     The period during which the Option may be exercised
(the "Option Period") shall commence on the date six (6) months after the Effective Date and shall terminate five
(5) years after the Effective Date unless the Option is terminated earlier in accordance with the provisions of this Agreement.

3.     EXERCISE

     The Option may be exercised in full or in part at any time and from time to time during the Option Period (except that it may not be exercised for any fractional shares).
The exercise price must be paid (a) in cash or check or (b) by the tender of shares of Common Stock owned by Optionee, having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option is being exercised, or (c) any combination of such methods of payment. In the event that the exercise price is paid, whether in whole or in part, through the tender of shares of Common Stock of the Company owned by Optionee, then (i) Optionee shall be entitled to receive a grant of a Reload Option in accordance with the terms of the Plan, but (ii) the Option must be exercised for a minimum of at least 100 shares.

4.     EXPIRATION

     4.1      Termination of Status as Director.  If
Optionee's status as a Director is terminated for any reason other than cause or Optionee's death or disability, Optionee may, but only within the three (3)-month period from the date of the termination of Optionee's status as a Director (but not later than the expiration of the term of the Option), exercise the Option to the extent that the Option was exercisable at the date of such termination. If
Optionee does not exercise the Option in full during such 3-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 3-month period and thereafter shall not be exercisable in whole or in part.
Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     4.2 Disability of Optionee. Notwithstanding the provisions of Section 4.1, above, if Optionee's status as a Director is terminated by reason of Optionee's death or disability, Optionee or his or her estate or personal representative may exercise the Option to the extent that the Option was exercisable at the date of such termination in whole or in part at any time and from time to time during the twelve (12)-month period following the date of the termination of Optionee's status as a Director (but not later than the expiration of the term of the Option). If
Optionee does not exercise the Option in full during such 12-month period, the unexercised portion of the Option shall terminate at the close of business, California time, on the last business day of such 12-month period and thereafter shall not be exercisable in whole or in part.
Notwithstanding anything in this Section to the contrary, if the Option is not exercisable on the date of the termination of Optionee's status as a Director, then the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part.

     4.3 Termination for Cause. If Optionee's status as a Director is terminated for cause, the Option shall terminate simultaneously with the termination of Optionee's status as a Director and thereafter shall not be exercisable in whole or in part. For purposes of this Section, Optionee's status as a Director shall be deemed to be terminated for "cause" as of the date on which Optionee is removed as a Director for any reason described in
Section 304 of the California General Corporation Law.

     4.4 Status as a Director. The termination of Optionee's status as a Director shall be deemed to occur on the effective date of the earliest of (a) Optionee's resignation as a Director, (b) the removal of Optionee as a Director, and (c) Optionee's death.

     4.5 Early Sale of Shares. If Optionee sells, within one (1) year after the date of Optionee's exercise of the Original Option, any of the shares of Common Stock which were issued on the exercise of the Original Option with respect to which the Option was granted, the Option shall terminate automatically on the date of such sale.

5.     RESTRICTION ON TRANSFER

     None of the shares of Common Stock and other securities issued upon exercise of the Option may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, without the prior written approval of the Company, for a period of five (5) years following the Effective Date and two (2) years following the date of exercise of the Option as to those shares of Common Stock and/or other securities issued upon such exercise, whichever is later. The foregoing restriction on transfer shall not apply to Optionee's transfer of shares of Common
Stock to the Company in payment of all or any portion of the exercise price payable on exercise of the Option or to Optionee's election to satisfy his or her tax withholding obligation, if any, with respect to any exercise of the Option through shares which otherwise would be issued as a result of the exercise. Appropriate legends shall be placed on any certificates evidencing any shares of Common
Stock or other securities issued upon exercise of the Option, and appropriate stop transfer instructions shall be given to the Company's transfer agent.

6.      TAX WITHHOLDING

     To the extent that the exercise of the Option gives rise to an obligation on the part of the Company to withhold income tax from amounts otherwise to be paid to Optionee, the Company shall do so on such terms and in accordance with such procedures as may be required under applicable law. At Optionee's election, withholding may be made by the Company's retention of shares of Common Stock of the Company which would otherwise be issued to Optionee as a result of the exercise of the Option; provided that such an election must be an irrevocable election which is made at least six (6) months prior to the exercise of the Option in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the
"Commission") under Section 16 of the Securities Exchange
Act of 1934 (the "Exchange Act"). If withholding is made in shares of the Company's Common Stock, the Company shall grant to Optionee, in accordance with the terms and conditions specified in the Plan, a Reload Option for the number of shares so withheld.

7.     COMPLIANCE WITH APPLICABLE LAW

     7.1 Shares of Common Stock and other securities shall not be issued pursuant to the exercise of the Option unless the exercise of the Option and the issuance and delivery of such shares and securities shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange on which the shares or securities then may be listed, and any applicable state securities laws. In addition, the Company may require as a condition to the issuance of any shares or securities pursuant to the exercise of the Option, an opinion of counsel for the Company with respect to such compliance.

     7.2 As a condition to the exercise of the Option, the Company may require Optionee to represent and warrant at the time of such exercise that the shares and securities are being purchased for investment and without any intention to sell or distribute such shares or securities if, in the opinion of counsel for the Company, such a representation is required for compliance with applicable law.

     7.3      The inability of the Company to obtain
authority from any regulatory body having jurisdiction over the issuance of any shares of Common Stock or other securities on the exercise of the Option, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of such shares or securities, shall relieve the Company of liability in respect of the failure to issue such shares or securities as to which such authority has not been obtained. The Company shall use reasonable efforts to obtain all authority required for the due issuance of any shares of Common Stock and other securities issuable on exercise of the Option.

8.     NOTICE OF EXERCISE

     The Option shall be exercised by Optionee's delivery to the Company of a written notice specifying the number of shares which Optionee then desires to purchase, accompanied by full payment of the aggregate exercise price thereof in accordance with the Plan. Optionee may designate in the notice of exercise that some or all of the shares or securities to be issued on such exercise shall be issued in the name of Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, Optionee's prior spouse, or any combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, Optionee may not designate in the notice of exercise that any of the shares shall be issued to Optionee's ex-spouse unless such issuance is to be made incident to Optionee's divorce within the meaning of Section 1041 of the Internal Revenue Code of 1986, as amended. The Company shall, as soon as practicable after its receipt of the notice of exercise and payment of the exercise price, issue and deliver to Optionee a certificate or certificates evidencing the number of shares purchased
(excluding any fractional shares), in the name of Optionee and/or such other person(s) as Optionee has properly designated in the notice of exercise. The Company shall have no obligation to deal directly with, and shall have no liability to, any person other than Optionee, or Optionee's personal representative if Optionee has died or become permanently disabled prior to the delivery of the shares.
Optionee shall indemnify and hold harmless the Company, and each of its officers, directors, employees and agents, from and against any and all claims made by any person other than Optionee, or Optionee's personal representative, who is designated in the notice of exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of the foregoing stock certificates, except that, in case such stock certificates shall be registered in a name or names other than the name of Optionee, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificates shall be paid by Optionee at the time of the delivery of the notice of exercise.

9.     NON-TRANSFERABILITY

     This Option is not transferable by Optionee, other than by will or by the laws of descent and distribution.
This Option is exercisable during Optionee's lifetime only by Optionee (or his or her guardian or legal representative). Any attempt by Optionee to assign or transfer the Option, other than as provided in this Section, shall be null and void. If Optionee designates in the written notice of exercise any person other than Optionee, or Optionee's personal representative, to whom stock certificates should be issued upon such exercise, the Company may require, as a condition to such exercise, that

Optionee and the other persons designated in the notice of exercise represent and warrant to the Company that Optionee has neither transferred or assigned, nor attempted to transfer or assign, all or any portion of the Option prior to Optionee's delivery of the notice of exercise, payment of the exercise price, and performance of the other conditions required to be performed by Optionee in connection with such exercise of the Option, that such other persons are either Optionee's spouse, the trustee of a revocable trust in which Optionee and his or her spouse are the sole primary beneficiaries, or Optionee's ex-spouse and that the issuance of the shares or securities to such person is being made incident to Optionee's divorce.

10.     NO RIGHTS AS SHAREHOLDER

     Optionee shall not be deemed to be a shareholder of the Company with respect to the shares of Common Stock or other securities covered by the Option, unless and until such shares or securities shall have been duly issued to Optionee upon exercise of the Option and the exercise price shall have been paid in full.

11.     RECAPITALIZATION OF COMPANY

     Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the exercise price of the Option, in the event of a stock dividend (but only on Common Stock), stock-split, reverse stock-split, recapitalization, reorganization or like change in the capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors of the Company, the determination of which in that respect shall be final, binding, and conclusive.

12.     REORGANIZATION OR LIQUIDATION OF THE COMPANY

     In the event of (a) a liquidation of the Company, or
(b) a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or (c) any sale of all or substantially all of the Company's assets, any unexercised portion of the Option shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the Option or to issue substitute options in place thereof; provided that if the unexercised portion of the Option would be cancelled in accordance with the foregoing, Optionee shall have the right, exercisable during a 10-day period ending on the fifth day prior to the effective date of such liquidation, merger, reorganization, consolidation or sale, to exercise the Option in whole or in part even though the Option
Period has not yet begun. The Company shall give Optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale. Notwithstanding anything in the Plan or this Agreement to the contrary, (i) any exercise of the Option effected during the foregoing
10-day period shall be deemed to be effective immediately

prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (A) any exercise during the foregoing 10-day period shall cease to be effective ab initio and (B) the unexercised portion of the Option shall be exercisable as otherwise determined under this Agreement and without consideration of this Section.

13.     INTERPRETATION

     13.1 Coordination with Plan. This Agreement is subject to all of the terms and conditions of the Plan, and in the event of any conflict between any of the provisions of this Agreement and any of the provisions of the Plan, the applicable provisions of the Plan shall control. The
Board of Directors of the Company shall have full power to interpret the provisions of this Agreement and of the Plan and to decide any dispute which may arise hereunder or thereunder, and its action shall be final and conclusive upon all persons affected thereby. All references in this Agreement to Optionee shall mean and include Optionee's personal representative if Optionee has died or become permanently disabled prior to the time in question.

     13.2 Fair Market Value. The fair market value of the Company's Common Stock as of any date shall be the value of the Common Stock determined as follows.

          13.2.1      If the Common Stock is listed on an
established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc.
Automated Quotation ("NASDAQ") System, the Fair Market
Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common
Stock) on the last market trading day prior to the date of determination.

          13.2.2      If the Common Stock is quoted on the
NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market
Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination.

14.     SEC RULE 16b-3 LIMITATIONS

     In accordance with Rule 16b-3(c)(1) promulgated by the Commission under the Exchange Act, and in addition to (but not in lieu of) any other restrictions imposed under this Agreement or the Plan, neither the Option nor the underlying shares of Common Stock issued upon exercise of the Option may be sold, transferred, or otherwise disposed of, whether directly or indirectly, for a period of six (6) months following the effective date of any exercise of the Option.

15.     ACKNOWLEDGEMENT OF RECEIPT; OPTION SUBJECT TO PLAN

     Optionee acknowledges receipt of a copy of the Plan, the Prospectus applicable to the Plan and all other information regarding the Company and the Plan as Optionee has reasonably requested. Optionee agrees that the Option granted hereunder is subject to the terms and conditions of the Plan and that in the event of any inconsistency between the terms of the Plan and the provisions of this Agreement, the terms of the Plan shall control.

16.     TAX MATTERS

     Optionee understands that the grant and exercise of the Option will have tax and legal consequences to Optionee and that the Company is neither making any representation to Optionee nor advising Optionee as to the tax or other legal consequences of the grant or exercise of the Option or of any other action taken or to be taken by Optionee under this Agreement or with respect to the Option.
Optionee shall be solely responsible for determining such tax and legal consequences and for obtaining such advice as Optionee deems appropriate.

OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE
RESPONSIBILITY TO EVALUATE AND DETERMINE THE TAX AND LEGAL
CONSEQUENCES TO OPTIONEE OF THIS AGREEMENT AND OPTIONEE'S
EXERCISE OF THE OPTION AND ACQUISITION OF THE SHARES AND
THAT THE COMPANY HAS NOT ADVISED, AND HAS NO OBLIGATION TO
ADVISE, OPTIONEE WITH RESPECT TO ANY SUCH TAX AND LEGAL
CONSEQUENCES, EVEN IF OPTIONEE REQUESTS THE COMPANY TO DO
SO.

17.     SPOUSAL CONSENT

     If Optionee is married or otherwise deemed to have a spouse for purposes of California law, Optionee shall have his or her spouse execute the form of Spousal Consent attached to this Agreement, as such form may be amended or revised by the Company from time to time, contemporaneously with the execution of this Agreement and on each exercise of the Option. Notwithstanding anything in this Agreement to the contrary, if Optionee is married or otherwise deemed to have a spouse for purposes of California law, (a) this Agreement and the Option shall not be effective for any purpose until Optionee delivers to the Company a duly executed Spousal Consent form and (b) the exercise of the Option shall not be effective and the Company shall not be obligated to issue to Optionee any shares of Common Stock or other securities covered by the Option until Optionee delivers to the Company a duly executed Spousal Consent form.

18.     ENTIRE AGREEMENT

     This Agreement and the Plan collectively contain the entire understanding between the parties with respect to the subject matter hereof, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement and the Plan.

19.     GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

20.     NOTICES

     Any notice given pursuant to this Agreement shall be in writing and shall be given by personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing on the signature page of this Agreement or such other address as may be given by either party for purposes of this Agreement.
Notice given by personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee.
Either party may change its address for notice purposes by giving the other party notice of such change in accordance with this Section. Notwithstanding anything herein to the contrary, any notice that consists solely of notice of the change of address of any party may be given by regular mail.



(Signatures appear on the following page)


     IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Option Agreement as of the date first above written.


"COMPANY":

SANTA BARBARA BANCORP



By:
Its:


1021 Anacapa Street
Santa Barbara, CA 93102
Attn:


"OPTIONEE":


Signature of Optionee


Name of Optionee

Address of Optionee


CONSENT OF SPOUSE


     I acknowledge that I have read the foregoing Directors
Stock Option Agreement (Reload Option) (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to not sell the shares of Common Stock and other securities that may be issued on exercise of the Option, including my community interest, if any, in them, during certain periods specified in the Agreement. I hereby approve of the provisions of the Agreement, agree that such shares of Common Stock and other securities and my community property interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to attempt the sale or transfer of any of the shares of Common Stock and other securities, including my community property interest in them, if any, other than pursuant to the terms of the Agreement.



Date                          spouse of



OPINION OF SCHRAMM & RADDUE
Exhibit 5.1

June 3, 1996


Santa Barbara Bancorp
Santa Barbara Bank & Trust
1021 Anacapa Street
Santa Barbara, California  93101

     Re:     1996 Directors Stock Option Plan

Gentlemen:

We have acted as counsel for Santa Barbara Bancorp (the
"Company") in connection with the preparation and filing of a Form S-8 Registration Statement with the Securities and
Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), 150,000 shares of the Common Stock of the Company for issuance upon exercise of options granted under the Santa Barbara Bancorp 1996
Directors Stock Option Plan (the "Plan").

For purposes of this opinion, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based on such examination, we are of the opinion that upon the effectiveness of the Registration Statement covering the Plan and the completion of the proceedings being taken to comply with applicable state securities laws, the Common Stock hereafter issued by the Company pursuant to the exercise of options granted under the Plan, if and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form S-8 for the Plan.

                              Very truly yours,

                              SCHRAMM & RADDUE


BWM:lro




CONSENT OF ARTHUR ANDERSEN, LLP
Exhibit 24.1

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1996, incorporated by reference in Santa Barbara Bancorp's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN, LLP
Los Angeles, California
June 3, 1996